                            AMENDMENT TO CUSTODY AGREEMENT

         This Amendment to the Custody Agreement is made as of May 12, 200l by and between FIRSTHAND FUNDS (the "Fund") and STATE STREET BANK AND TRUST COMPANY ("State Street"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Agreement referred to below.

         WHEREAS, the Fund and State Street entered into a Custody Agreement dated as of May 1, 2000 (the "Agreement"); and

         WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made each such series subject to the Agreement (each such series, together with all other series subsequently established by a Fund and made subject to the Agreement in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios"); and

         WHEREAS, the Fund and State Street desire to amend certain provisions of the Agreement to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund and State Street desire to amend and restate certain other provisions of the Agreement relating to the custody of assets of each of the Portfolios held outside of the United States.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

I. Schedule A to the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

II. Exhibits B and C to the Agreement are hereby deleted in their entirety and replaced with Exhibits B, C-1 and C-2 attached hereto.

III.     Section 3, Paragraph Q of the Agreement is hereby deleted.

IV. New Section 3, Paragraph Q of the Agreement is hereby added, as of the effective date of this Amendment, as set forth below.

3.Q. PROVISIONS RELATING TO RULES 17f-5 AND 17f-7.

         3.Q.1. DEFINITIONS. Capitalized terms in this Amendment shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned direct or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

         3.Q.2. DELEGATION TO STATE STREET AS FOREIGN CUSTODY MANAGER. The Fund, by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to State Street, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.Q. with respect to Foreign Assets of the Portfolios held outside the United States, and State Street hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

         3.Q.3. COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Exhibit B to this Agreement, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Exhibit B the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Exhibit B in accordance with
Section 3.Q.6 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Exhibit B, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Exhibit B in which State Street has previously placed or currently maintains Foreign Assets pursuant to the terms of the Agreement. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of that Portfolio to State Street as Foreign Custody Manager for that country shall be deemed to have been withdrawn and State Street shall immediately cease to be the Foreign Custody Manager of that Portfolio with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, State Street shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which State Street's acceptance of delegation is withdrawn.

         3.Q.4. SCOPE OF DELEGATED RESPONSIBILITIES:

                  (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of Section 3.Q., the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Exhibit B, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

                  (b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                  (c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.Q.6 hereunder.

          3.Q.5. GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.Q, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which State Street is serving as Foreign Custody Manager of the Portfolios.

          3.Q.6. REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended

Exhibit B at the end of the calendar quarter in which an amendment to such Exhibit has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.Q after the occurrence of the material change.

          3.Q.7. STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

          3.Q.8. REPRESENTATIONS WITH RESPECT TO RULE 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to State Street that the Board has determined that it is reasonable for the Board to rely on State Street to perform the responsibilities delegated pursuant to this Agreement to State Street as the Foreign Custody Manager of the Portfolios.

          3.Q.9. EFFECTIVE DATE AND TERMINATION OF STATE STREET AS FOREIGN CUSTODY MANAGER. The Board's delegation to State Street as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.Q.3 hereof shall govern the delegation to and termination of State Street as Foreign Custody Manager of the Portfolios with respect to designated countries.

          3.Q.10. ANALYSIS AND MONITORING. State Street shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Exhibit C-1 hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

          3.Q.11. STANDARD OF CARE FOR ANALYSIS AND MONITORING. State Street agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.Q.10.


V.        Section 3, Paragraph W of the Agreement is hereby deleted.

VI. New Section 3, Paragraph W of the Agreement is hereby added, as of the effective date of this Amendment, as set forth below.



 3.W. PROVISIONS RELATING TO CUSTODY OF ASSETS HELD OUTSIDE THE UNITED STATES

3.W.1. DUTIES OF STATE STREET WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD OUTSIDE THE UNITED STATES.

                  DEFINITIONS. Capitalized terms in this Section 3.W shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Exhibit C-1 hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

         3.W.2. HOLDING SECURITIES. State Street shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. State Street may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to State Street for the benefit of its customers, provided however, that (i) the records of State Street with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, State Street shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

         3.W.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by State Street or a Foreign Sub-Custodian, as applicable, in such country.

         3.W.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

                  3.W.4.1. DELIVERY OF FOREIGN ASSETS. State Street or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by State Street or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be standing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) in connection with any repurchase agreement related to foreign securities;

         (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

         (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         (v) to the issuer thereof, or its agent, for transfer into the name of State Street (or the name of the respective Foreign Sub-Custodian or of any nominee of State Street or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

         (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi)     in connection with the lending of foreign securities; and

         (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

                  3.W.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be standing instructions when deemed appropriate by the parties, State Street shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

         (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

         (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

         (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through State Street or its Foreign Sub-Custodians;

         (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vi) for payment of part or all of the dividends received in respect of securities sold short;

         (vii) in connection with the borrowing or lending of foreign securities; and

         (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

                  3.W.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

         State Street shall provide to the Board the information described on Exhibit C-2 with respect to custody and settlement practices in countries in which State Street employs a Foreign Sub-Custodian at the time or times set forth on such Exhibit. State Street may revise Exhibit C-2 from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

         3.W.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of State Street or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. State Street or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

         3.W.6. BANK ACCOUNTS. State Street shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with State Street. Where State Street is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of State Street, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by State Street (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of State Street (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

         3.W.7. COLLECTION OF INCOME. State Street shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and State Street shall consult as to such measures and as to the compensation and expenses of State Street relating to such measures.

         3.W.8. SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Section 3, State Street will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

         3.W.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. State Street shall transmit promptly to the Fund written information with respect to materials received by State Street via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, State Street shall transmit promptly to the Fund written information with respect to materials so received by State Street from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. State Street shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) State Street or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) State Street receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which State Street is to take action to exercise such right or power.

         3.W.10. LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which State Street employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-

Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, State Street from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of State Street with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

         3.W.11. TAX LAW. State Street shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or State Street as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify State Street of the obligations imposed on the Fund with respect to the Portfolios or State Street as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of State Street with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

         3.W.12. LIABILITY OF CUSTODIAN. Except as may arise from State Street's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, State Street shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk. State Street shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, State Street shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

VII. Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect. In the event of any conflict between the terms of the Agreement and this Amendment, the terms of this Amendment shall prevail. If State Street is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Section 3, Paragraph Q hereof, in the event of any conflict between the provisions of Section 3, Paragraph Q and
         Section 3, Paragraph W hereof, the provisions of Section 3, Paragraph Q shall prevail.

                  IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

STATE STREET BANK AND TRUST COMPANY        FIRSTHAND FUNDS

     By:   /s/ Robert G. Novellano         By:    /s/ Omar Billawalla
           -------------------------              ------------------------
     Name: Robert G. Novellano             Name:  Omar Billawalla
           -------------------------              ------------------------
     Title: Vice President                 Title: Secretary
           -------------------------              ------------------------

                                   SCHEDULE A
                    LISTING OF PORTFOLIOS AS OF MAY 12, 2001

                                FIRSTHAND FUNDS:


                            Technology Value Fund(R)
                            Technology Leaders Fund
                           Technology Innovators Fund
                          The Communications Fund(TM)
                            The e-Commerce Fund(TM)
                             Global Technology Fund

                                    EXHIBIT B

                                  STATE STREET
                      GLOBAL CUSTODY NETWORK SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Argentina                  Citibank, N.A.

Australia                  Westpac Banking Corporation

Austria                    Erste Bank der Osterreichischen Sparkassen AG

Bahrain HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Bangladesh                 Standard Chartered Bank

Belgium                    Fortis Bank nv-sa

Bermuda                    The Bank of Bermuda Limited

Bolivia                    Citibank, N. A.

Botswana                   Barclays Bank of Botswana Limited

Brazil                     Citibank, N.A.

Bulgaria                   ING Bank N.V.

Canada                     State Street Trust Company Canada

Chile                      BankBoston, N.A.

People's Republic          The Hongkong and Shanghai Banking Corporation
of China                   Limited, Shanghai and Shenzhen branches

Colombia                   Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica                 Banco BCT S.A.

Croatia                    Privredna Banka Zagreb d.d

Cyprus                     The Cyprus Popular Bank Ltd.

Czech Republic             Ceskoslovenska Obchodni Banka, A.S.

Denmark                    Danske Bank A/S

Ecuador                    Citibank, N.A.

Egypt                      Egyptian British Bank S.A.E.

                           (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia                    Hansabank

Finland                    Merita Bank Plc.


                                  STATE STREET
                      GLOBAL CUSTODY NETWORK SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

France                     BNP Paribas, S.A.

Germany                    Dresdner Bank AG

Ghana                      Barclays Bank of Ghana Limited

Greece                     National Bank of Greece S.A.

Hong Kong                  Standard Chartered Bank

Hungary                    Citibank Rt.

Iceland                    Icebank Ltd.

India                      Deutsche Bank AG

                           The Hongkong and Shanghai Banking Corporation Limited

Indonesia                  Standard Chartered Bank

Ireland                    Bank of Ireland

Israel                     Bank Hapoalim B.M.

Italy                      BNP Paribas, Italian Branch

Ivory Coast                Societe Generale de Banques en Cote d'Ivoire

Jamaica                    Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan                      The Fuji Bank, Limited

                           The Sumitomo Bank, Limited

Jordan HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan                 HSBC Bank Kazakhstan

Kenya                      Barclays Bank of Kenya Limited

Republic of Korea          The Hongkong and Shanghai Banking Corporation Limited

Latvia                     A/s Hansabanka

Lebanon HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania                  Vilniaus Bankas AB

Malaysia                   Standard Chartered Bank Malaysia Berhad

                                  STATE STREET
                      GLOBAL CUSTODY NETWORK SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Mauritius                  The Hongkong and Shanghai Banking Corporation Limited

Mexico                     Citibank Mexico, S.A.

Morocco                    Banque Commerciale du Maroc

Namibia                    Standard Bank Namibia Limited -

Netherlands                Fortis Bank (Nederland) N.V.

New Zealand                ANZ Banking Group (New Zealand) Limited

Nigeria                    Stanbic Merchant Bank Nigeria Limited

Norway                     Christiania Bank og Kreditkasse ASA

Oman HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan                   Deutsche Bank AG

Palestine                  HSBC Bank Middle East (as delegate of The Hongkong
                           and Shanghai Banking Corporation Limited)

Panama                     BankBoston, N.A.

Peru                       Citibank, N.A.

Philippines                Standard Chartered Bank

Poland                     Citibank (Poland) S.A.

Portugal                   Banco Comercial Portugues

Qatar HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania                    ING Bank N.V.

Russia Credit Suisse First Boston A0 - Moscow (as delegate of Credit Suisse First Boston - Zurich)

Singapore                  The Development Bank of Singapore Limited

Slovak Republic            Ceskoslovenska Obchodni Banka, A.S.

Slovenia                   Bank Austria Creditanstalt d.d. - Ljubljana

South Africa               Standard Bank of South Africa Limited

Spain                      Banco Santander Central Hispano S.A.

Sri Lanka                  The Hongkong and Shanghai Banking Corporation Limited

                                  STATE STREET
                      GLOBAL CUSTODY NETWORK SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Swaziland                  Standard Bank Swaziland Limited

Sweden                     Skandinaviska Enskilda Banken

Switzerland                UBS AG

Taiwan - R.O.C.            Central Trust of China

Thailand                   Standard Chartered Bank

Trinidad & Tobago          Republic Bank Limited

Tunisia                    Banque Internationale Arabe de Tunisie

Turkey                     Citibank, N.A.

Ukraine                    ING Bank Ukraine

United Kingdom             State Street Bank and Trust Company, London Branch

Uruguay                    BankBoston, N.A.

Venezuela                  Citibank, N.A.

Vietnam                    The Hongkong and Shanghai Banking Corporation Limited

Zambia                     Barclays Bank of Zambia Limited

Zimbabwe                   Barclays Bank of Zimbabwe Limited

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                                   EXHIBIT C-1

                       STATE STREET GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                                    DEPOSITORIES

Argentina                           Caja de Valores S.A.

Australia                           Austraclear Limited Reserve Bank Information
                                    and Transfer System

Austria                             Oesterreichische Kontrollbank AG
                                    (Wertpapiersammelbank Division)

Belgium                             Caisse Interprofessionnelle de Depots et de
                                    Virements de Titres, S.A.

                                    Banque Nationale de Belgique

Brazil                              Companhia Brasileira de Liquidacao e
                                    Custodia

                                    Sistema Especial de Liquidacao e de Custodia
                                    (SELIC)

                                    Central de Custodia e de Liquidacao
                                    Financeira de Titulos Privados (CETIP)

Bulgaria                            Central Depository AD

                                    Bulgarian National Bank

Canada                              Canadian Depository for Securities Limited

Chile                               Deposito Central de Valores S.A.

People's Republic of China          Shanghai Securities Central Clearing &
                                    Registration Corporation

                                    Shenzhen Securities Central Clearing Co.,
                                    Ltd.

Colombia                            Deposito Centralizado de Valores

Costa Rica                          Central de Valores S.A.

Croatia                             Ministry of Finance

                                    National Bank of Croatia

                                    Sredisnja Depozitarna Agencija d.d.

Czech Republic                      Stredisko cennych papiru
                                    Czech National Bank

Denmark                             Vaerdipapircentralen (Danish Securities
                                    Center)

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

Egypt                               Misr for Clearing, Settlement, and
                                    Depository

Estonia                             Eesti Vaartpaberite Keskdepositoorium

Finland                             Finnish Central Securities Depository

France                              Societe Interprofessionnelle pour la
                                    Compensation

                       STATE STREET GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                                             DEPOSITORIES

Germany                             Clearstream Banking AG, Frankfurt

Greece                              Bank of Greece, System for Monitoring
                                    Transactions in Securities in
                                    Book-Entry Form
                                    Apothetirion Titlon AE - Central Securities
                                    Depository

Hong Kong                           Central Clearing and Settlement System

                                    Central Moneymarkets Unit

Hungary                             Kozponti Elszamolohaz es Ertektar (Budapest)
(KELER)                             Rt.

India                               National Securities Depository Limited

                                    Central Depository Services India Limited

                                    Reserve Bank of India

Indonesia                           Bank Indonesia

                                    PT Kustodian Sentral Efek Indonesia

Israel                              Tel Aviv Stock Exchange Clearing House Ltd.
                                    (TASE Clearinghouse)

Italy                               Monte Titoli S.p.A.

Ivory Coast                         Depositaire Central - Banque de Reglement

Jamaica                             Jamaica Central Securities Depository

Japan                               Japan Securities Depository Center (JASDEC)
                                    Bank of Japan Net System

Kazakhstan                          Central Depository of Securities

Kenya                               Central Bank of Kenya

Republic of Korea                   Korea Securities Depository

Latvia                              Latvian Central Depository

Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

                                    Banque du Liban

Lithuania                           Central Securities Depository of Lithuania

Malaysia                            Malaysian Central Depository Sdn. Bhd.

                                    Bank Negara Malaysia, Scripless Securities
                                    Trading and Safekeeping System

                       STATE STREET GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

  COUNTRY                                     DEPOSITORIES

Mauritius                           Central Depository and Settlement Co. Ltd.

                                    Bank of Mauritius

Mexico                              S.D. INDEVAL (Instituto para el Deposito de
                                    Valores)

Morocco                             Maroclear

Netherlands                         Nederlands Centraal Instituut voor Giraal
                                    Effectenverkeer B.V. (NECIGEF)

New Zealand                         New Zealand Central Securities Depository
                                    Limited

Nigeria                             Central Securities Clearing System Limited

Norway                              Verdipapirsentralen (Norwegian Central
                                    Securities Depository)

Oman                                Muscat Depository & Securities Registration
                                    Company, SAOC

Pakistan                            Central Depository Company of Pakistan
                                    Limited

                                    State Bank of Pakistan

Palestine                           Clearing Depository and Settlement, a
                                    department of the Palestine Stock Exchange

Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A

Philippines                         Philippine Central Depository, Inc.

                                    Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland National Depository of Securities (Krajowy Depozyt Papierow Wartosciowych SA)

                                    Central Treasury Bills Registrar

Portugal                           Central de Valores Mobiliarios

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania                            National Securities Clearing, Settlement and
                                   Depository Company

                                   Bucharest Stock Exchange Registry Division
                                   National Bank of Romania

Singapore                          Central Depository (Pte) Limited

                                   Monetary Authority of Singapore

                       STATE STREET GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

           COUNTRY                           DEPOSITORIES

Slovak Republic                     Stredisko cennych papierov

                                    National Bank of Slovakia

Slovenia                            Klirinsko Depotna Druzba d.d.

South Africa                        Central Depository Limited

                                    Share Transactions Totally Electronic
                                    (STRATE) Ltd.

Spain                               Servicio de Compensacion y Liquidacion de
                                    Valores, S.A.

                                    Banco de Espana, Central de Anotaciones en
                                    Cuenta

Sri Lanka                           Central Depository System (Pvt) Limited

Sweden                              Vardepapperscentralen VPC AB (Swedish
                                    Central Securities Depository)

Switzerland                         SegaIntersettle AG (SIS)


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


 Taiwan - R.O.C.                    Taiwan Securities Central Depository Co.,
                                    Ltd.

 Thailand                           Thailand Securities Depository Company
                                    Limited

 Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres

 Turkey                             Takas ve Saklama Bankasi A.S. (TAKASBANK)

                                    Central Bank of Turkey

 Ukraine                            National Bank of Ukraine

 United Kingdom                     Central Gilts Office and Central
                                    Moneymarkets Office

 Venezuela                          Banco Central de Venezuela

 Zambia                             LuSE Central Shares Depository Limited

                                    Bank of Zambia

TRANSNATIONAL

 Euroclear

 Clearstream Banking AG

                                   EXHIBIT C-2
                               MARKET INFORMATION


PUBLICATION/TYPE OF INFORMATION               BRIEF DESCRIPTION
(FREQUENCY)

THE GUIDE TO CUSTODY IN WORLD MARKETS   An overview of safekeeping and
(annually)                              settlement practices and procedures in
                                        each market in which State Street Bank
                                        and Trust Company offers custodial
                                        services.

GLOBAL CUSTODY NETWORK REVIEW           Information relating to the operating
(annually)                              history and structure of depositories
                                        and subcustodians located in the markets in which State Street Bank and Trust
                                        Company offers custodial services,
                                        including transnational depositories.

GLOBAL LEGAL SURVEY                     With respect to each market in which
(annually)                              State Street Bank and Trust Company
                                        offers custodial services, opinions
                                        relating to whether local law restricts
                                        (i) access of a fund's independent
                                        public accountants to books and records
                                        of a Foreign Sub-Custodian or Foreign
                                        Securities System, (ii) the Fund's
                                        ability to recover in the event of
                                        bankruptcy or insolvency of a Foreign
                                        Sub-Custodian or Foreign Securities
                                        System, (iii) the Fund's ability to
                                        recover in the event of a loss by a
                                        Foreign Sub-Custodian or Foreign
                                        Securities System, and (iv) the ability
                                        of a foreign investor to convert cash
                                        and cash equivalents to U.S. dollars.

SUBCUSTODIAN AGREEMENTS                 Copies of the subcustodian contracts
(annually)                              State Street Bank and Trust Company
                                        has entered into with each subcustodian
                                        in the markets in which State Street
                                        Bank and Trust Company offers
                                        subcustody services to its US mutual
                                        fund clients.

 Network Bulletins (weekly):            Developments of interest to investors in
                                        the markets in which State Street Bank
                                        and Trust Company offers custodial
                                        services.

Foreign Custody Advisories              With respect to markets in which State
(as necessary):                         Street Bank and Trust Company offers
                                        custodial services which exhibit special custody risks, developments which may impact State Street's ability to deliver expected levels of service.



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